Exhibit 99.1

TransEnterix, Inc. Reports Operating and Financial Results for the Second Quarter 2019

Wednesday, Aug 07, 2019 04:05pm

TransEnterix, Inc. (NYSE American: TRXC), a medical device company that is digitizing the interface between the surgeon and the patient to improve minimally invasive surgery, today announced its operating and financial results for the second quarter of 2019.

Recent Highlights

•	Total revenue of $3.6 million in the second quarter of 2019

•	Received Japanese regulatory approval of the Senhance® Surgical System

•	Received broad Japanese reimbursement for 98 different procedures, effective July 31, 2019

•	AutoLap asset sale and equity sale to bring in a total of $47 million
“While we were disappointed with our system sales in the quarter, we are encouraged by our operational accomplishments including the monetization of the AutoLap assets and achievement of Japanese regulatory approval and broad reimbursement well ahead of our expectations.” said Todd M. Pope, President, and CEO of TransEnterix. “We are focused on improving commercial execution to drive global system sales in the second half of the year.”

Commercial and Clinical Update

In the quarter ended June 30, 2019, the Company sold one Senhance® System, in the EMEA region to an end user hospital.

On May 28, 2019, the Company announced that it received Japanese regulatory approval for the Senhance Surgical System. The Senhance Surgical System was approved by the Ministry of Health, Labor and Welfare (MHLW) for use in laparoscopy for general surgery, gynecology, and urology.

On August 1, 2019, the Company announced that the MHLW expert review panel provided reimbursement for procedures performed with the Senhance Surgical System. The reimbursement, which became effective on July 31, 2019, applies to 98 benign and malignant laparoscopic surgeries at reimbursement rates equivalent to traditional laparoscopy in Category A1.

AutoLap Asset Sale

On July 10, the Company announced the sale of certain AutoLap® image-based laparoscope positioning system (AutoLap) product and intellectual property assets to Great Belief International Limited (GBIL). The total proceeds to be paid to the Company for these assets is $17 million. In addition, GBIL is making an equity investment of $30.0 million in TransEnterix common stock at $2.00 per share. As a part of the sale agreement, the Company retains ownership of the broader intellectual property portfolio it acquired from M.S.T. - Medical Surgery Technologies in October 2018, and will enter into a cross-license agreement with GBIL under which it gains a license to use the AutoLap-related IP sold, and grants GBIL a non-exclusive license to use additional IP in connection with the AutoLap.

Second Quarter Financial Highlights

For the three months ended June 30, 2019, the Company reported revenue of $3.6 million as compared to revenue of $6.4 million in the three months ended June 30, 2018. Revenue in the second quarter of 2019 included $2.7 million in system sales, $560 thousand in instruments and accessories, and $342 thousand in services. The $2.7 million in system sales revenue includes the recognition of $1.3 million from a system sold in 2017 for which revenue was deferred until its first clinical use, which occurred in the second quarter.

For the three months ended June 30, 2019, total net operating expenses were $22.2 million, as compared to $18.5 million in the three months ended June 30, 2018.

For the three months ended June 30, 2019, net loss was $20.2 million, or $0.09 per basic share, as compared to a net loss of $34.2 million, or $0.17 per basic share, in the three months ended June 30, 2018.

For the three months ended June 30, 2019, adjusted net loss was $19.2 million, or $0.09 per basic share, as compared to an adjusted net loss of $11.7 million, or $0.06 per basic share in the three months ended June 30, 2018, after adjusting for the following charges: change in fair value of warrant liabilities, amortization of intangible assets, change in fair value of contingent consideration, loss on debt extinguishment, acquisition-related costs and the loss (gain) on the sale of the SurgiBot assets. Adjusted net loss is a non-GAAP measure. See the reconciliation to GAAP below.

The Company had cash and cash equivalents, restricted cash and short term investments of approximately $34.0 million as of June 30, 2019. The Company believes that existing cash and short term investments and the expected proceeds from the AutoLap transaction are sufficient to support the business into mid-2020.

Conference Call

TransEnterix, Inc. will host a conference call on Wednesday, August 7, 2019, at 4:30 p.m. ET to discuss its second quarter 2019 operating and financial results. To listen to the conference call on your telephone, please dial (844) 804-5261 for domestic callers or (612) 979-9885 for international callers and reference conference ID 4293967 approximately ten minutes prior to the start time. To access the live audio webcast or archived recording, use the following link http://ir.transenterix.com/events.cfm. The replay will be available on the Company's website.

About TransEnterix

TransEnterix is a medical device company that is digitizing the interface between the surgeon and the patient to improve minimally invasive surgery by addressing the clinical and economic challenges associated with current laparoscopic and robotic options in today's value-based healthcare environment. The Company is focused on the commercialization of the Senhance® Surgical System, which digitizes laparoscopic minimally invasive surgery. The system allows for robotic precision, haptic feedback, surgeon camera control via eye sensing and improved ergonomics while offering responsible economics. The Senhance Surgical System is available for sale in the US, the EU, and select other countries. For more information, visit www.transenterix.com.

Use of Non-GAAP Measures

The adjusted net loss and adjusted net loss per share presented in this press release are non-GAAP measures. The adjustments relate to the change in fair value of warrant liabilities, amortization of intangible assets, change in fair value of contingent consideration, acquisition-related costs, loss on extinguishment of debt, and the loss (gain) on the sale of the SurgiBot assets. These financial measures are presented on a basis other than in accordance with the U.S. generally accepted accounting principles ("Non-GAAP Measures"). In the tables that follow under "Reconciliation of Non-GAAP Measures,” we present adjusted net loss and adjusted net loss per share, reconciled to their comparable GAAP measures. These items are adjusted because they are not operational or because these charges are non-cash or non-recurring and management believes these adjustments are meaningful to understanding the Company's performance during the periods presented. These Non-GAAP Measures should be considered a supplement to, not a substitute for, or superior to, the corresponding financial measures calculated in accordance with GAAP.

Forward-Looking Statements

This press release includes statements relating to the current regulatory and commercialization plans for the Senhance Surgical System. These statements and other statements regarding our future plans and goals constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations and include whether improved commercial execution will drive global system sales in the second half of the year, whether payments under the AutoLap sale agreement will be made on a timely basis, whether TransEnterix has sufficient cash, short term investments and the expected proceeds from the Autolap asset sale and equity raise to support the business into mid-2020. For a discussion of the risks and uncertainties associated with TransEnterix's business, please review our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 27, 2019 and our other filings we make with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the origination date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

TransEnterix, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenue	$3,639	$6,389	$5,820	$11,156
Cost of revenue	3,936	3,732	6,403	6,287
Gross (loss) profit	(297)	2,657	(583)	4,869
Operating Expenses (Income)
Research and development	6,295	5,281	11,950	10,546
Sales and marketing	7,868	6,046	15,542	12,016
General and administrative	4,489	3,627	9,049	6,303
Amortization of intangible assets	2,585	2,743	5,196	5,570
Change in fair value of contingent consideration	960	812	1,958	1,439
Acquisition related costs	—	—	45	—
Loss (gain) from sale of SurgiBot assets, net	—	37	97	(11,959)
Total Operating Expenses	22,197	18,546	43,837	23,915
Operating Loss	(22,494)	(15,889)	(44,420)	(19,046)
Other Income (Expense)
Change in fair value of warrant liabilities	2,528	(17,507)	2,422	(15,678)
Interest income	178	320	496	590
Interest expense	(1,061)	(2,056)	(2,177)	(2,712)
Other (expense) income	(191)	1	(496)	(57)
Total Other Income (Expense), net	1,454	(19,242)	245	(17,857)
Loss before income taxes	$(21,040)	$(35,131)	$(44,175)	$(36,903)
Income tax benefit	869	883	1,479	1,773
Net loss	$(20,171)	$(34,248)	$(42,696)	$(35,130)
Comprehensive loss
Foreign currency translation gain (loss)	1,240	(4,398)	(709)	(2,090)
Comprehensive loss	$(18,931)	$(38,646)	$(43,405)	$(37,220)
Net loss per common share:
Basic	$(0.09)	$(0.17)	$(0.20)	$(0.17)
Diluted	$(0.10)	$(0.17)	$(0.21)	$(0.17)
Weighted average number of shares used in computing net loss per common share:
Basic	217,471	204,504	217,135	202,214
Diluted	218,579	204,504	218,579	202,214

TransEnterix, Inc.
Consolidated Balance Sheets
(in thousands, except share amounts)

	June 30,	December 31,
	2019	2018
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$23,302	$21,061
Short-term investments	9,973	51,790
Accounts receivable, net	5,669	8,560
Inventories	20,091	10,941
Interest receivable	30	26
Other current assets	10,240	9,205
Total Current Assets	69,305	101,583
Restricted cash	712	590
Property and equipment, net	5,782	6,337
Intellectual property, net	34,190	39,716
In-process research and development	10,667	10,747
Goodwill	79,904	80,131
Other long term assets	2,818	203
Total Assets	$203,378	$239,307
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$7,039	$4,433
Accrued expenses	8,182	9,619
Deferred revenue – current portion	897	1,733
Contingent consideration – current portion	74	72
Deferred consideration – MST Acquisition	6,310	5,962
Total Current Liabilities	22,502	21,819
Long Term Liabilities
Deferred revenue – less current portion	68	109
Contingent consideration – less current portion	12,521	10,565
Notes payable - net of debt discount	29,528	28,937
Warrant liabilities	2,214	4,636
Net deferred tax liabilities	3,164	4,720
Other long term liabilities	1,894	—
Total Liabilities	71,891	70,786
Commitments and Contingencies
Stockholders’ Equity
Common stock $0.001 par value, 750,000,000 shares authorized at June 30, 2019 and December 31, 2018; 217,625,492 and 216,345,984 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	217	216
Additional paid-in capital	682,736	676,373
Accumulated deficit	(552,095)	(509,406)
Accumulated other comprehensive income	629	1,338
Total Stockholders’ Equity	131,487	168,521
Total Liabilities and Stockholders’ Equity	$203,378	$239,307

TransEnterix, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2019	2018
Operating Activities
Net loss	$(42,696)	$(35,130)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Loss (gain) from sale of SurgiBot assets, net	97	(11,959)
Depreciation	1,126	1,277
Amortization of intangible assets	5,196	5,570
Amortization of debt discount and debt issuance costs	622	495
Amortization of short-term investment discount	(300)	—
Interest expense on deferred consideration – MST acquisition	387	—
Stock-based compensation	6,336	4,204
Deferred tax benefit	(1,479)	(1,799)
Write down of inventory	761	—
Change in fair value of warrant liabilities	(2,422)	15,678
Change in fair value of contingent consideration	1,958	1,439
Loss on extinguishment of debt	—	1,400
Changes in operating assets and liabilities:
Accounts receivable	2,808	(762)
Interest receivable	(4)	(24)
Inventories	(10,301)	(1,560)
Other current and long term assets	(3,689)	1,905
Accounts payable	2,499	404
Accrued expenses	(1,454)	(359)
Deferred revenue	(862)	31
Other long term liabilities	1,879	—
Net cash and cash equivalents used in operating activities	(39,538)	(19,190)
Investing Activities
Purchase of short-term investments	(12,883)	—
Proceeds from maturities of short-term investments	55,000	—
Proceeds related to sale of SurgiBot assets, net	—	4,496
Purchase of property and equipment	(189)	(358)
Proceeds from sale of property and equipment	—	32
Net cash and cash equivalents provided by investing activities	41,928	4,170
Financing Activities
Payment of note payable	—	(15,305)
Proceeds from issuance of debt and warrants, net of issuance costs	(30)	18,870
Payment of contingent consideration	—	(395)
Proceeds from issuance of common stock and warrants, net of issuance costs	—	2
Taxes paid related to net share settlement of vesting of restricted stock units	(499)	—
Proceeds from issuance of common stock related to sale of SurgiBot assets	—	3,000
Proceeds from exercise of stock options and warrants	534	9,813
Net cash and cash equivalents provided by financing activities	5	15,985
Effect of exchange rate changes on cash and cash equivalents	(32)	(78)
Net increase in cash, cash equivalents and restricted cash	2,363	887
Cash, cash equivalents and restricted cash, beginning of period	21,651	97,606
Cash, cash equivalents and restricted cash, end of period	$24,014	$98,493
Supplemental Disclosure for Cash Flow Information
Interest paid	$1,528	$599
Supplemental Schedule of Noncash Investing and Financing Activities
Transfer of inventories to property and equipment	$415	$1,055
Reclass of warrant liability to common stock and additional paid-in capital	$—	$7,060

TransEnterix, Inc.
Reconciliation of Non-GAAP Measures
Adjusted Net Loss and Net Loss per Share
(in thousands except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
(Unaudited, U.S. Dollars, in thousands)
Net loss (GAAP)	$(20,171)	$(34,248)	$(42,696)	$(35,130)

Adjustments
Loss (gain) from sale of SurgiBot assets, net	—	37	97	(11,959)
Amortization of intangible assets	2,585	2,743	5,196	5,570
Change in fair value of contingent consideration	960	812	1,958	1,439
Acquisition related costs	—	—	45	—
Change in fair value of warrant liabilities	(2,528)	17,507	(2,422)	15,678
Loss on extinguishment of debt	—	1,400	—	1,400
Adjusted net loss (Non-GAAP)	$(19,154)	$(11,749)	$(37,822)	$(23,002)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Unaudited, per basic share)	2019	2018	2019	2018
Net loss per share (GAAP)	$(0.09)	$(0.17)	$(0.20)	$(0.17)

Adjustments
Loss (gain) from sale of SurgiBot assets, net	—	0.00	0.00	(0.06)
Amortization of intangible assets	0.01	0.01	0.03	0.03
Change in fair value of contingent consideration	0.00	0.00	0.01	0.01
Acquisition related costs	—	—	0.00	—
Change in fair value of warrant liabilities	(0.01)	0.09	(0.01)	0.08
Loss on extinguishment of debt	—	0.01	—	0.00
Adjusted net loss per share (Non-GAAP)	$(0.09)	$(0.06)	$(0.17)	$(0.11)

The non-GAAP financial measures for the three and six months ended June 30, 2019 and 2018 provide management with additional insight into the Company’s results of operations from period to period without non-recurring and non-cash charges, and are calculated using the following adjustments:
a)   Gain from sale of SurgiBot assets relates to amounts received from Great Belief International Limited in excess of the carrying amount of the assets sold. Loss from sale of SurgiBot assets relates to additional outside service costs to transfer the assets.
b)   Intangible assets that are amortized consist of developed technology and purchased patent rights recorded at cost and amortized over 5 to 10 years.
c)   Contingent consideration in connection with the acquisition of the Senhance System in 2015 is recorded as a liability and is the estimate of the fair value of potential milestone payments related to business acquisitions. Contingent consideration is measured at fair value using a discounted cash flow model utilizing significant unobservable inputs including the probability of achieving each of the potential milestones and an estimated discount rate associated with the risks of the expected cash flows attributable to the various milestones. Significant increases or decreases in any of the probabilities of success or changes in expected timelines for achievement of any of these milestones would result in a significantly higher or lower fair value of these milestones, respectively, and commensurate changes to the associated liability. The contingent consideration is revalued at each reporting period and changes in fair value are recognized in the consolidated statements of operations and comprehensive loss.
d)   Acquisition related costs were incurred in connection with the MST Medical Surgery Technologies Ltd. purchase agreement and consist of legal, accounting, and other costs.
f)   The Company’s Series B Warrants are measured at fair value using a simulation model which takes into account, as of the valuation date, factors including the current exercise price, the expected life of the warrant, the current price of the underlying stock, its expected volatility, holding cost and the risk-free interest rate for the term of the warrant. The warrant liability is revalued at each reporting period or upon exercise and changes in fair value are recognized in the consolidated statements of operations and comprehensive loss.
g) In May 2018 in connection with its entrance into the Hercules Loan Agreement, the Company repaid its existing loan and security agreement with Innovatus Life Sciences Lending Fund I, LP. The Company recognized a loss of $1.4 million on the extinguishment of notes payable which is included in interest expense on the consolidated statements of operations and comprehensive loss for the three and six months ended June 30, 2018.
Contacts:
For TransEnterix, Inc.
Investors:
Mark Klausner, +1 443-213-0501
invest@transenterix.com
or

Media:
Joanna Rice, +1 951-751-1858
joanna@greymattermarketing.com